Exhibit 99.2

[BANCO BTG PACTUAL S.A.]

CONSENT OF BANCO BTG PACTUAL S.A.

November 11, 2011

We hereby consent to (i) the inclusion of our opinion, dated August 13, 2010, to TAM S.A. as Appendix B to the offer to exchange/prospectus forming part of the Registration Statement on Form F-4 of LAN Airlines S.A. and Holdco II S.A. (the “Registration Statement”) and (ii) the references made to our firm and such opinion in such Registration Statement under the captions “Summary”, “Risk Factors”, “Background of the Exchange Offer and Mergers”, “TAM Board of Directors’ Recommendation — Opinion of TAM’s Financial Advisor” and “The Transaction Agreements — TAM Representations and Warranties”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Additionally, such consent does not cover any other amendments to the Registration Statement.

BANCO BTG PACTUAL S.A.

/s/ Bruno Duque Horta Nogueira
Bruno Duque Horta Nogueira

/s/ Marcelo Bittencourt Guariento
Marcelo Bittencourt Guariento